UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2014

ORION MARINE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300
Houston, Texas 77034
(Address of principal executive offices)

(713) 852-6500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)⁯
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Other Events
Item5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURES
EXHIBIT INDEX

EX 99.1 (Press Release)

Item 8.01    Other Events

On August 18, 2014, Orion Marine Group, Inc. (the "Company") issued a press release announcing the appointment of James L. Rose to the position of Executive Vice President and Chief Operating Officer. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2014, the Board elected James L. Rose, age 49, as the Company's Executive Vice President and Chief Operating Officer. With over 27 years of experience, Mr. Rose will oversee the daily field operations of the Company. Mr. Rose has been an integral part of Orion Marine Group since 2005 and has most recently served as Executive Vice President - Operations since 2011. Prior to joining Orion Marine Group, Mr. Rose served as both a Project Manager and Project Engineer for Granite Construction (NYSE: GVA).

Contemporaneous with his promotion, Mr. Rose’s annual base salary was set at $400,000. Mr. Rose remains eligible for any other bonus and compensatory plans and perquisites as determined by the Compensation Committee of the Board in its discretion and has a car allowance of $1,050 per month. Mr. Rose previously entered into an employment agreement which was not changed by this promotion. Mr. Rose’s agreement was exhibit 10.16 of the Company’s 2013 Form 10-K filed March 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Marine Group, Inc.
Dated: August 19, 2014	By:	/s/ Christopher J. DeAlmeida
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued August 18, 2014